Exhibit 19(b)

We, Carole M. Laible, President, and Charles Rizzo, Treasurer, of Domini Investment Trust, certify that:

1.	This report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Domini Investment Trust.

Date: October 7, 2024

/s/ Carole M. Laible
President (Principal Executive Officer)
Domini Investment Trust

Date: October 7, 2024

/s/ Charles Rizzo
Treasurer (Principal Financial Officer)
Domini Investment Trust